Exhibit 99.1

Contact:

Jeff Misakian

Global Vice President, Investor Relations

(562) 552-9417

jmisakian@go2uti.com

UTi WORLDWIDE REPORTS FISCAL 2015

SECOND QUARTER RESULTS

— Positive Free Cash Flow Targeted in Fiscal 2015 —

— EBITDA of $190-210 Million Targeted in Fiscal 2016 —

Long Beach, Calif., September 4, 2014 – UTi Worldwide Inc. (NASDAQ: UTIW) today reported financial results for its fiscal 2015 second quarter ended July 31, 2014.

Fiscal Second Quarter 2015 vs. 2014 Results:

•	Revenues were $1,091.2 million, a decrease of 3.4 percent from $1,129.4 million.

•	Net revenues (revenues minus purchased transportation costs) were $401.2 million, an increase of 4.0 percent from $385.6 million.

•	On an organic basis, revenues decreased 2.7 percent and net revenues increased 5.5 percent versus the comparable prior year period.

•	Net loss attributable to UTi Worldwide Inc. was $16.9 million in the fiscal 2015 second quarter. Net loss attributable to common shareholders after dividends on preferred stock was $0.19 per diluted common share.

•	Net loss attributable to UTi Worldwide Inc. in the fiscal 2014 second quarter was $4.4 million, or $0.04 per diluted common share.

•	The company recorded severance and other costs of $1.6 million compared to $3.2 million. In addition, UTi recorded additional tax expense exceeding its normalized tax rate of $11.2 million, or $0.11 per diluted common share.

•	Excluding severance and other costs and the additional tax expense described above, non-GAAP net loss attributable to UTi Worldwide Inc. was $4.2 million. Non-GAAP net loss attributable to common shareholders after preferred stock dividends was $0.07 per diluted common share.

•	Earnings before interest, taxes, depreciation and amortization, as adjusted for severance and other costs (adjusted EBITDA1) totaled $30.0 million compared to $29.0 million.

•	All references to adjusted items, free cash flow (defined as cash flow from operations less net capital expenditures) and organic items in this release refer to non-GAAP results. A reconciliation of GAAP to these non-GAAP results is provided in the supplemental financial information attached to this release.

Eric W. Kirchner, chief executive officer, said, “We recorded solid progress in the second quarter with net revenues, adjusted EBITDA and free cash flow all improving on a year-over-year basis. On a constant-currency basis, our overall net revenue rose 5.5 percent in the second quarter compared to the same period last year. This was primarily due to a significant increase in business activity in contract logistics and distribution, particularly in our Americas and EMENA regions. Net revenue in freight forwarding was slightly higher in the second quarter on a year-over-year basis.

“Adjusted EBITDA increased nearly nine percent on a constant-currency basis, despite $10.2 million of temporary costs related to transformation. Our contract logistics and distribution segment had an excellent quarter, with adjusted EBITDA reflecting the improvements we have been making in this business over the past two years. Adjusted EBITDA in freight forwarding was negatively impacted by temporary costs, as expected. Transformation-related cost reductions continued at an annualized pace of approximately $50 million through the end of the second quarter. We remain on track to achieve $95 million in annualized cost savings by the end of fiscal 2015. As a result, we are targeting EBITDA in fiscal 2016 in the range of $190 million to $210 million, with results improving throughout the year.”

Kirchner continued, “The rollout of our 1View freight forwarding operating system is substantially complete, and the system is performing as expected. In the past year we have more than doubled the number of countries deployed on our 1View and Oracle platforms, and today virtually all freight forwarding transactions are processed through the new systems. As a result, we have turned our focus away from system implementations toward making the best use of our new capabilities to win business and improve operational effectiveness.”

Operating expenses less purchased transportation costs were $394.2 million in the second quarter of fiscal 2015. Excluding severance and other costs, adjusted operating expenses less purchased transportation costs were $392.5 million, compared to $372.4 million in the same period last year.

[1]	In the fiscal 2015 second quarter, the company modified its calculation of adjusted EBITDA to no longer include interest income or exclude stock-based compensation.

The company recorded a tax provision of $10.3 million in the fiscal 2015 second quarter on a pretax loss of $3.9 million, due to increases in valuation allowances and the mix of taxable income across the company’s tax jurisdictions.

Free cash flow was negative $10.4 million in the fiscal 2015 second quarter, compared to negative $22.8 million in the same quarter last year. During the fiscal 2015 second quarter, trade receivables declined $37.5 million (excluding the effects of currency), as a result of increased collections and a significant reduction in work-in-process.

Richard G. Rodick, chief financial officer, said, “We made significant progress in reducing our accounts receivable balance in the fiscal 2015 second quarter. As a result, the fiscal 2015 second quarter was our best free cash flow period in six quarters, and better than any second quarter in three years. We continue to expect increased collection of trade receivables and a reduction in work-in-process for the remainder of fiscal 2015. Based on these assumptions, we continue to target positive free cash flow for the full fiscal year.”

Investor Conference Call:

UTi management will host an investor conference call today, September 4, 2014, at 8:00 A.M. PDT (11:00 A.M. EDT) to review the company’s financial results for the fiscal 2015 second quarter. Investment professionals are invited to participate in the live call by dialing 888-378-0320 (domestic) or 719-457-2689 (international) using conference ID 8516326. The call will be open to all interested investors through a live, listen-only audio Internet broadcast at www.go2uti.com. The slides that will be referenced during the call will be available on the company’s website at www.go2uti.com (click on “Investor Relations” and then click on “Webcasts & Presentations”). The slides will contain disclosures of certain non-GAAP financial measures, which will be identified in the slides. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures will be included in the slides. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 11:00 A.M. PDT, today, through September 8, 2014, by calling 888-203-1112 (domestic) or 719-457-0820 (international) and using replay passcode 8516326.

About UTi Worldwide:

UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers, and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.

Use of Non-GAAP Financial Information:

This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. UTi believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance and the company’s judgments about the likelihood that particular factors will repeat. Short-term patterns and long-term trends may be obscured by the impact of certain items. For this reason, the company has included information in this press release relating to organic revenue and organic net revenue changes, which are adjusted to exclude the impact of currency fluctuations between comparable periods. The company also has referred to operating expenses less purchased transportation costs, and to adjusted operating expenses less purchased transportation costs, which are operating expenses less purchased transportation costs that are further adjusted to exclude severance and other costs. The company has also included information relating to organic adjusted operating expenses less purchased transportation costs, which are adjusted operating expenses less purchased transportation costs that are further adjusted to exclude the impact of currency fluctuations between comparable periods. The company has further referred to non-GAAP net loss attributable to UTi Worldwide Inc., which is adjusted to exclude severance and other costs, valuation allowances on deferred tax assets, and changes in the company’s normalized tax rate, as described above, and non-GAAP net loss per diluted share attributable to common shareholders. In addition, the company has referred to free cash flow, which is cash flow from operations less purchases of property, plant and equipment (net of proceeds from disposals), as well as purchases of software and other intangible assets. Finally, the company has referred to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), which is adjusted to exclude severance and other costs. This information is among the information the company uses as a basis for evaluating company performance on a comparable basis over time, allocating resources and planning and forecasting of future periods. The company has also provided this information because such adjustments make performance information more comparable to prior disclosures for investors, and may enhance the ability of investors to analyze the company’s performance. In addition, the company’s management believes that presenting adjusted EBITDA provides useful information to investors regarding underlying business trends and performance of the company’s ongoing operations. This information is not intended to be considered in isolation or as a substitute for, or superior to, the relevant measures prepared and presented in accordance with U.S. GAAP. Further, adjusted EBITDA does not represent cash flow from operations as defined by GAAP, is not derived in accordance with GAAP, and should not be considered as an alternative to net income. For more information on these non-GAAP financial measures, please see the tables at the end of this press release.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release which address activities, events or developments that UTi expects or anticipates will or may occur in the future, including such things as achieving $95 million in annualized cost savings by the end of fiscal 2015; the fact that the company is targeting EBITDA in fiscal 2016 in the range of $190 million to $210 million with results improving throughout the year; expectations that the company will continue to record increased collections of trade receivables and reductions in work-in-process; the fact that the company is targeting positive free cash flow for the full 2015 fiscal year; and other such matters, are forward-looking statements. These statements are based on certain assumptions and analyses made by UTi in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” and other similar expressions or the negative of these terms or other comparable terms. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, the risks in UTi’s filings with the SEC, including those listed in Item 1A “Risk Factors” in its annual report on Form 10-K relating to the fiscal year ended January 31, 2014, and the following: UTi’s ability to maintain sufficient liquidity and capital resources to fund its business; UTi’s ability to complete its business transformation initiatives in the timeframe and for the costs anticipated or at all and achieve the expected benefits; UTi’s ability to generate sufficient cash to service its debts and other obligations; delays or inability to pay by UTi’s customers; UTi’s ability to execute its working capital plan; dilution caused by its outstanding convertible preference shares and outstanding convertible notes; volatility with respect to global trade; global economic, political and market conditions and unrest, including those in Africa, Asia Pacific and EMENA (which is comprised of Europe, Middle East and North Africa); risks associated with UTi’s ongoing business transformation initiative, which include unanticipated difficulties, delays, additional costs and expenses as well as potential billing delays; volatile fuel costs; transportation capacity, pricing dynamics and the ability of UTi to secure space on third party aircraft, ocean vessels and other modes of transportation; changes in interest and foreign exchange rates, particularly with respect to the South African rand; material interruptions in transportation services; risks of international operations; risks associated with, and the potential for penalties, fines, costs and expenses the company may incur as a result of investigations by the governments of Brazil and Singapore into the international air freight and air cargo transportation industry; risks of adverse legal judgments or other liabilities not limited by contract or covered by insurance, including but not limited to the ongoing securities class action lawsuit; UTi’s ability to retain clients while facing increased competition; the financial condition of UTi’s clients; disruptions caused by epidemics, natural disasters, conflicts, strikes, wars and terrorism; the impact of changes in UTi’s effective tax rates; the other risks and uncertainties described herein and in UTi’s other filings with the SEC; and other factors outside UTi’s control. All forward-looking statements set forth in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on UTi or its business or operations. Forward-looking statements set forth in this press release speak only as of the date hereof and UTi does not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except as required by law.

# # #

(Tables Follow)

UTi Worldwide Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three months ended		Six months ended
	July 31,		July 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Revenues:
Airfreight forwarding	$314,949	$355,120	$636,350	$678,949
Ocean freight forwarding	280,361	318,687	543,493	622,465
Customs brokerage	62,499	32,308	106,826	62,126
Contract logistics	197,526	186,377	384,691	367,059
Distribution	157,999	145,246	305,957	292,956
Other	77,912	91,680	158,917	186,516

Total revenues	1,091,246	1,129,418	2,136,234	2,210,071

Operating expenses:
Purchased transportation costs:
Airfreight forwarding	242,067	274,926	486,732	525,398
Ocean freight forwarding	233,213	265,348	450,573	522,323
Customs brokerage	11,939	4,032	22,947	5,374
Contract logistics	47,792	45,956	92,062	90,414
Distribution	110,651	103,004	214,435	204,212
Other	44,346	50,504	95,357	100,967
Staff costs	229,369	224,280	450,046	444,492
Depreciation	14,222	12,956	28,028	26,138
Amortization of intangible assets	7,020	2,754	14,019	5,546
Severance and other	1,643	3,180	2,290	5,849
Other operating expenses	141,907	132,403	275,903	265,306

Total operating expenses	1,084,169	1,119,343	2,132,392	2,196,019

Operating income	7,077	10,075	3,842	14,052
Interest expense, net	(10,066)	(3,447)	(18,663)	(6,740)
Loss on debt extinguishment	—	—	(21,820)	—
Other expense, net	(876)	(720)	(996)	(962)

Pretax (loss)/income	(3,865)	5,908	(37,637)	6,350
Provision for income taxes	10,313	9,414	19,280	20,720

Net loss	(14,178)	(3,506)	(56,917)	(14,370)
Net income attributable to non-controlling interests	2,766	938	3,209	2,492

Net loss attributable to UTi Worldwide Inc.	$(16,944)	$(4,444)	$(60,126)	$(16,862)

Basic and diluted loss per common share attributable to UTi Worldwide Inc. common shareholders	$(0.19)	$(0.04)	$(0.62)	$(0.16)

Number of weighted average common shares outstanding used for per share calculations
Basic and diluted shares	105,402,541	104,608,931	105,164,180	104,310,510

UTi Worldwide Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	July 31, 2014	January 31, 2014
	(Unaudited)
ASSETS
Cash and cash equivalents	$178,942	$204,384
Cash held as collateral	44,378	—
Trade receivables, net	1,071,277	977,885
Deferred income taxes	7,426	8,889
Other current assets	185,082	154,465

Total current assets	1,487,105	1,345,623
Property, plant and equipment, net	215,256	222,036
Goodwill and other intangible assets, net	459,412	464,867
Investments	1,007	1,075
Deferred income taxes	12,745	11,693
Other non-current assets	67,146	36,768

Total assets	$2,242,671	$2,082,062

LIABILITIES & EQUITY
Bank lines of credit	$95,847	$260,700
Short-term borrowings	6,903	7,551
Current portion of long-term borrowings	2,071	3,488
Current portion of capital lease obligations	11,259	12,374
Trade payables and other accrued liabilities	739,619	754,965
Income taxes payable	19,674	17,877
Deferred income taxes	3,399	3,236

Total current liabilities	878,772	1,060,191
Long-term borrowings, excluding current portion	364,076	205,862
Capital lease obligations, excluding current portion	62,871	60,784
Deferred income taxes	14,886	14,390
Other non-current liabilities	38,584	38,098
Convertible preference shares	175,563	—

Commitments and contingencies
UTi Worldwide Inc. shareholders’ equity:
Common stock	568,766	517,762
Retained earnings	248,788	313,974
Accumulated other comprehensive loss	(127,804)	(143,317)

Total UTi Worldwide Inc. shareholders’ equity	689,750	688,419
Non-controlling interests	18,169	14,318

Total equity	707,919	702,737

Total liabilities and equity	$2,242,671	$2,082,062

UTi Worldwide Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six months ended July 31,
	2014	2013
	(Unaudited)
OPERATING ACTIVITIES:
Net loss	$(56,917)	$(14,370)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation costs	6,927	6,869
Depreciation	28,028	26,138
Amortization of intangible assets	14,019	5,546
Amortization of debt issuance costs	1,829	346
Make-whole payment	20,830	—
Accretion of convertible senior notes	3,220	—
Deferred income taxes	1,082	4,516
Uncertain tax positions	343	(148)
Excess tax benefits from share-based compensation	—	(73)
Gain on disposal of property, plant and equipment	(225)	(696)
Provision for doubtful accounts	3,245	2,814
Other	856	2,859
Net changes in operating assets and liabilities	(148,324)	(80,464)

Net cash used in operating activities	(125,087)	(46,663)

INVESTING ACTIVITIES:
Increase in cash held as collateral	(44,378)	—
Purchases of property, plant and equipment, excluding software	(12,241)	(26,332)
Proceeds from disposals of property, plant and equipment	2,388	1,884
Purchases of software and other intangible assets	(5,928)	(18,387)
Net increase in other non-current assets	(310)	(2,869)
Other	—	(99)

Net cash used in investing activities	(60,469)	(45,803)

FINANCING ACTIVITIES:
Net borrowings under bank lines of credit	(167,431)	59,687
Net (decrease)/increase in short-term borrowings	(728)	441
Proceeds from issuances of long-term borrowings	404,427	550
Repayments of long-term borrowings	(203,162)	(4,617)
Make-whole payment	(20,830)	—
Proceeds from the issuance of preference shares	175,000	—
Debt and preferred shares issuance costs	(25,789)	—
Repayments of capital lease obligations	(7,915)	(7,882)
Distributions to non-controlling interests and other	(44)	(2,152)
Ordinary shares settled under share-based compensation plans	(1,807)	(2,487)
Proceeds from issuance of ordinary shares	89	2,461
Excess tax benefits from share-based compensation	—	73

Net cash provided by financing activities	151,810	46,074
Effect of foreign exchange rate changes on cash and cash equivalents	8,304	(12,759)

Net decrease in cash and cash equivalents	(25,442)	(59,151)
Cash and cash equivalents at beginning of period	204,384	237,276

Cash and cash equivalents at end of period	$178,942	$178,125

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Three months ended July 31, 2014
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$708,043	$383,203	$—	$1,091,246

Purchased transportation costs	521,498	168,510	—	690,008
Staff costs	113,631	106,776	8,962	229,369
Depreciation	4,397	8,418	1,407	14,222
Amortization of intangible assets	6,063	957	—	7,020
Severance and other	942	181	520	1,643
Other operating expenses	49,330	82,230	10,347	141,907

Total operating expenses	695,861	367,072	21,236	1,084,169

Operating income/(loss)	$12,182	$16,131	$(21,236)	7,077

Interest expense, net				(10,066)
Other expense, net				(876)

Pretax loss				(3,865)
Provision for income taxes				10,313

Net loss				(14,178)
Net income attributable to non-controlling interests				2,766

Net loss attributable to UTi Worldwide Inc.				$(16,944)

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Three months ended July 31, 2013
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$768,803	$360,615	$—	$1,129,418

Purchased transportation costs	585,374	158,396	—	743,770
Staff costs	108,803	105,140	10,337	224,280
Depreciation	3,939	7,566	1,451	12,956
Amortization of intangible assets	1,121	1,207	426	2,754
Severance and other	2,193	317	670	3,180
Other operating expenses	46,531	78,148	7,724	132,403

Total operating expenses	747,961	350,774	20,608	1,119,343

Operating income/(loss)	$20,842	$9,841	$(20,608)	10,075

Interest expense, net				(3,447)
Other expense, net				(720)

Pretax income				5,908
Provision for income taxes				9,414

Net loss				(3,506)
Net income attributable to non-controlling interests				938

Net loss attributable to UTi Worldwide Inc.				$(4,444)

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Six months ended July 31, 2014
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$1,391,913	$744,321	$—	$2,136,234

Purchased transportation costs	1,035,323	326,783	—	1,362,106
Staff costs	223,150	207,923	18,973	450,046
Depreciation	8,826	16,344	2,858	28,028
Amortization of intangible assets	12,114	1,905	—	14,019
Severance and other	1,510	260	520	2,290
Other operating expenses	96,577	161,601	17,725	275,903

Total operating expenses	1,377,500	714,816	40,076	2,132,392

Operating income/(loss)	$14,413	$29,505	$(40,076)	3,842

Interest expense, net				(18,663)
Loss on debt extinguishment				(21,820)
Other expense, net				(996)

Pretax loss				(37,637)
Provision for income taxes				19,280

Net loss				(56,917)
Net income attributable to non-controlling interests				3,209

Net loss attributable to UTi Worldwide Inc.				$(60,126)

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Six months ended July 31, 2013
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$1,488,319	$721,752	$—	$2,210,071

Purchased transportation costs	1,135,337	313,351	—	1,448,688
Staff costs	213,871	211,417	19,204	444,492
Depreciation	8,222	15,362	2,554	26,138
Amortization of intangible assets	2,241	2,443	862	5,546
Severance and other	2,429	1,309	2,111	5,849
Other operating expenses	92,579	157,720	15,007	265,306

Total operating expenses	1,454,679	701,602	39,738	2,196,019

Operating income/(loss)	$33,640	$20,150	$(39,738)	14,052

Interest expense, net				(6,740)
Other expense, net				(962)

Pretax income				6,350
Provision for income taxes				20,720

Net loss				(14,370)
Net income attributable to non-controlling interests				2,492

Net loss attributable to UTi Worldwide Inc.				$(16,862)

UTi Worldwide Inc.

Geographic Reporting

(in thousands)

(Unaudited)

	Three months ended July 31, 2014
	Freight Forwarding Revenues	Contract Logistics and Distribution Revenues	Freight Forwarding Net Revenues	Contract Logistics and Distribution Net Revenues	Operating (Loss)/Income	Severance and Other
EMENA	$220,237	$59,909	$60,562	$34,663	$(3,523)	$417
Americas	130,881	218,132	42,146	98,127	(3,260)	564
Asia Pacific	271,733	22,391	58,944	14,305	16,924	137
Africa	85,192	82,771	24,893	67,598	18,172	5
Corporate	—	—	—	—	(21,236)	520

Total	$708,043	$383,203	$186,545	$214,693	$7,077	$1,643

	Three months ended July 31, 2013
	Freight Forwarding Revenues	Contract Logistics and Distribution Revenues	Freight Forwarding Net Revenues	Contract Logistics and Distribution Net Revenues	Operating (Loss)/Income	Severance and Other
EMENA	$215,932	$55,598	$59,805	$32,661	$(246)	$932
Americas	181,118	198,677	48,185	88,131	3,769	652
Asia Pacific	263,749	20,964	51,336	13,708	14,457	604
Africa	108,004	85,376	24,103	67,719	12,703	322
Corporate	—	—	—	—	(20,608)	670

Total	$768,803	$360,615	$183,429	$202,219	$10,075	$3,180

UTi Worldwide Inc.

Geographic Reporting

(in thousands)

(Unaudited)

	Six months ended July 31, 2014
	Freight Forwarding Revenues	Contract Logistics and Distribution Revenues	Freight Forwarding Net Revenues	Contract Logistics and Distribution Net Revenues	Operating (Loss)/Income	Severance and Other
EMENA	$438,481	$118,503	$119,374	$68,910	$(6,246)	$566
Americas	279,472	420,343	86,322	188,184	(3,902)	704
Asia Pacific	515,162	41,774	107,722	27,531	27,844	457
Africa	158,798	163,701	43,172	132,913	26,222	43
Corporate	—	—	—	—	(40,076)	520

Total	$1,391,913	$744,321	$356,590	$417,538	$3,842	$2,290

	Six months ended July 31, 2013
	Freight Forwarding Revenues	Contract Logistics and Distribution Revenues	Freight Forwarding Net Revenues	Contract Logistics and Distribution Net Revenues	Operating (Loss)/Income	Severance and Other
EMENA	$428,623	$109,867	$117,023	$64,758	$(3,406)	$1,919
Americas	355,539	393,441	92,466	173,865	4,983	893
Asia Pacific	483,268	38,846	95,571	25,481	23,642	604
Africa	220,889	179,598	47,922	144,297	28,571	322
Corporate	—	—	—	—	(39,738)	2,111

Total	$1,488,319	$721,752	$352,982	$408,401	$14,052	$5,849

UTi Worldwide Inc. Supplemental Financial Information – Reconciliation to US GAAP

(in thousands, except per share amounts)

(Unaudited)

	Three months ended July 31, 2014	Three months ended July 31, 2013
GAAP Revenues	$1,091,246	$1,129,418
Less: Purchased transportation costs	(690,008)	(743,770)

Net revenues	$401,238	$385,648

GAAP Operating expenses	$1,084,169	$1,119,343
Less: Purchased transportation costs	(690,008)	(743,770)

Operating expenses less purchased transportation costs	394,161	375,573
Less: Adjustment for severance and other(1)	(1,643)	(3,180)

Non-GAAP Operating expenses	$392,518	$372,393

GAAP Operating income	$7,077	$10,075
Add: Adjustment for severance and other(1)	1,643	3,180

Non-GAAP Operating income	$8,720	$13,255

Non-GAAP operating income as a percentage of net revenues	2.2%	3.4%
GAAP Pretax (loss)/income	$(3,865)	$5,908
Add: Adjustment for severance and other(1)	1,643	3,180

Non-GAAP Pretax (loss)/income	$(2,222)	$9,088

GAAP Provision for income taxes	$10,313	$9,414
Add: Adjustment for severance and other(2)	79	808
Less: Adjustment for deferred tax asset valuation allowance(3)	(11,170)	(7,540)

Non-GAAP (Benefit)/provision for income taxes	$(778)	$2,682

GAAP Net loss attributable to UTi Worldwide Inc.	$(16,944)	$(4,444)
Adjustment for:
Severance and other(1)	1,643	3,180
Income tax effect severance and other(2)	(79)	(808)
Deferred tax asset valuation allowance(3)	11,170	7,540

Non-GAAP Net (loss)/income attributable to UTi Worldwide Inc.	$(4,210)	$5,468

GAAP Diluted loss per common share	$(0.19)	$(0.04)
Adjustment for:
Severance and other(1)	0.02	0.03
Income tax effect severance and other(2)	(0.01)	(0.01)
Deferred tax asset valuation allowance(3)	0.11	0.07

Non-GAAP Diluted (loss)/earnings per common share	$(0.07)	$0.05

(1)	During the three months ended July 31, 2014 and 2013, the company recorded pre-tax severance of $1,643 and $3,180, respectively, primarily related to transformation activities.
(2)	The provision for income tax adjustment related to the severance and other costs was calculated based on the prevailing tax rate in each jurisdiction.
(3)	The company recorded additional tax expense exceeding its normalized tax rates. This is due to valuation allowances and the mix of taxable income across the company’s tax jurisdictions. The company’s estimated normalized tax rates on an adjusted basis are 35% and 30%, respectively, for the three months ended July 31, 2014, and 2013. These rates are estimated rates based upon historical average effective tax rates experienced by the company for the prior periods FY10 through FY12 during which the company had consistent profitability. These rates are dependent upon many factors including but not limited to the mix of income and loss generated across jurisdictions and enacted statutory tax rates.

UTi Worldwide Inc. Supplemental Financial Information – Reconciliation to US GAAP

(in thousands, except per share amounts)

(Unaudited)

	Six months ended July 31, 2014	Six months ended July 31, 2013
GAAP Revenues	$2,136,234	$2,210,071
Less: Purchased transportation costs	(1,362,106)	(1,448,688)

Net revenues	$774,128	$761,383

GAAP Operating expenses	$2,132,392	$2,196,019
Less: Purchased transportation costs	(1,362,106)	(1,448,688)

Operating expenses less purchased transportation costs	770,286	747,331
Less: Adjustment for severance and other(4)	(2,290)	(5,849)

Non-GAAP Operating expenses	$767,996	$741,482

GAAP Operating income	$3,842	$14,052
Add: Adjustment for severance and other(4)	2,290	5,849

Non-GAAP Operating income	$6,132	$19,901

Non-GAAP operating income as a percentage of net revenues	0.8%	2.6%
GAAP Pretax (loss)/income	$(37,637)	$6,350
Add: Adjustment for severance and other(4)	2,290	5,849
Add: Adjustment for loss on debt extinguishment(5)	21,820	—

Non-GAAP Pretax (loss)/income	$(13,527)	$12,199

GAAP Provision for income taxes	$19,280	$20,720
Add: Adjustment for severance and other(6)	183	1,723
Less: Adjustment for deferred tax asset valuation allowance(7)(8)	(24,197)	(15,848)

Non-GAAP (Benefit)/provision for income taxes	$(4,734)	$6,595

GAAP Net loss attributable to UTi Worldwide Inc.	$(60,126)	$(16,862)
Adjustment for:
Severance and other(4)	2,290	5,849
Income tax effect severance and other(6)	(183)	(1,723)
Loss on debt extinguishment(5)	21,820	—
Deferred tax asset valuation allowance(7)(8)	24,197	15,848

Non-GAAP Net (loss)/income attributable to UTi Worldwide Inc.	$(12,002)	$3,112

GAAP Diluted loss per common share	$(0.62)	$(0.16)
Adjustment for:
Severance and other(4)	0.02	0.06
Income tax effect severance and other(6)	—	(0.02)
Loss on debt extinguishment(5)	0.21	—
Deferred tax asset valuation allowance(7)(8)	0.23	0.15

Non-GAAP Diluted (loss)/earnings per common share	$(0.16)	$0.03

(4)	During the six months ended July 31, 2014 and 2013, the company recorded pre-tax severance of $2,290 and $5,849, respectively, primarily related to transformation activities.
(5)	Loss on debt extinguishment for the six months ended July 31, 2014, includes a make-whole payment of $20,830 with respect to the prepayment of the company’s $200,000 aggregate principal amount of private placement notes issued on January 25, 2013, as well as a non-cash charge of $990 related to unamortized debt issuance costs.
(6)	The provision for income tax adjustment related to the severance and other costs was calculated based on the prevailing tax rate in each jurisdiction.
(7)	Adjustments for deferred tax asset valuation allowances include the effects of current period valuation allowances. For the three months ended April 30, 2013, there was an adjustment that included an out of period adjustment to income tax expense of $5,000 to increase the valuation allowances for certain of its deferred tax assets.
(8)	The company recorded additional tax expense exceeding its normalized tax rates. This is due to valuation allowances and the mix of taxable income across the company’s tax jurisdictions. The company’s estimated normalized tax rates on an adjusted basis are 35% and 54%, respectively, for the six months ended July 31, 2014, and 2013. These rates are estimated rates based upon historical average effective tax rates experienced by the company for the prior periods FY10 through FY12 during which the company had consistent profitability. These rates are dependent upon many factors including but not limited to the mix of income and loss generated across jurisdictions and enacted statutory tax rates.

UTi Worldwide Inc.

Organic Growth Reconciliation

(Unaudited)

	Three months ended July 31, 2014
	Total Net Change	+/(-) Currency Impact	Organic Growth	+/(-) Non-GAAP Items	Adjusted Organic Growth
Revenues	(3)%	—%	(3)%	—%	(3)%
Net revenues	4%	1%	5%	—%	5%
Operating expenses less purchased transportation costs	5%	1%	6%	1%	7%
EBITDA	10%	6%	16%	(7)%	9%

	Six months ended July 31, 2014
	Total Net Change	+/(-) Currency Impact	Organic Growth	+/(-) Non-GAAP Items	Adjusted Organic Growth
Revenues	(3)%	1%	(2)%	—%	(2)%
Net revenues	2%	3%	5%	—%	5%
Operating expenses less purchased transportation costs	3%	3%	6%	1%	7%
EBITDA	—%	10%	10%	(8)%	2%

Set forth above is a reconciliation of the company’s organic growth rates and the growth rates based on the company’s GAAP reported results in the company’s revenues, net revenues and operating expenses less purchased transportation costs for the three and six months ended July 31, 2014. Organic growth is a non-GAAP measure that excludes the impact of foreign currency translation.

UTi Worldwide Inc.

Adjusted EBITDA Calculation

(in thousands)

(Unaudited)

	Three months ended		Six months ended
	July 31,		July 31,
	2014	2013	2014	2013
EBITDA:
Operating income	$7,077	$10,075	$3,842	$14,052
Depreciation	14,222	12,956	28,028	26,138
Amortization of intangible assets	7,020	2,754	14,019	5,546

Total EBITDA before adjusting items	28,319	25,785	45,889	45,736

Adjusting items:
Severance and other(9)(10)	1,643	3,180	2,290	5,849

Adjusted EBITDA	$29,962	$28,965	$48,179	$51,585

(9)	During the three and six months ended July 31, 2014 the company recorded pre-tax severance of $1,643 and $2,290, respectively, primarily related to transformation activities.
(10)	During the three and six months ended July 31, 2013 the company recorded pre-tax severance of $3,180 and $5,849, respectively, primarily related to transformation activities.

UTi Worldwide Inc.

Free Cash Flow Calculation

(in thousands)

(Unaudited)

	Three months ended		Six months ended
	July 31,		July 31,
	2014	2013	2014	2013
Net cash (used in)/provided by operating activities	$(2,950)	$5,900	$(125,087)	$(46,663)
Purchases of property, plant and equipment, excluding software	(6,354)	(17,789)	(12,241)	(26,332)
Proceeds from disposals of property, plant and equipment	647	915	2,388	1,884
Purchases of software and other intangible assets	(1,728)	(11,814)	(5,928)	(18,387)

Free cash flow	$(10,385)	$(22,788)	$(140,868)	$(89,498)

UTi Worldwide Inc.

Basic and Diluted GAAP and Non-GAAP Calculation

(in thousands)

(Unaudited)

	Three months ended		Six months ended
	July 31,		July 31,
	2014	2013	2014	2013
Basic and Diluted EPS Calculation
Net loss attributable to UTi Worldwide Inc.	$(16,944)	$(4,444)	$(60,126)	$(16,862)
Less: Dividends paid-in kind on Convertible Preference Shares	(3,115)	—	(5,060)	—

Loss attributable to UTi Worldwide Inc. common shareholders for calculation of basic and diluted earnings per share	(20,059)	(4,444)	(65,186)	(16,862)

Number of weighted average common shares outstanding used for per share calculations
Basic and diluted shares	105,402,541	104,608,931	105,164,180	104,310,510

Basic and diluted loss per common share attributable to UTi Worldwide Inc. common shareholders	$(0.19)	$(0.04)	$(0.62)	$(0.16)

Non-GAAP Basic and Diluted EPS Calculation
Non-GAAP Net (loss)/income attributable to UTi Worldwide Inc.	$(4,210)	$5,468	$(12,002)	$3,112
Less: Dividends paid-in kind on Convertible Preference Shares	(3,115)	—	(5,060)	—

Non-GAAP Loss attributable to UTi Worldwide Inc. common shareholders for calculation of basic and diluted earnings per share	(7,325)	5,468	(17,062)	3,112

Number of weighted average common shares outstanding used for per share calculations
Basic and diluted shares	105,402,541	104,608,931	105,164,180	104,310,510

Non-GAAP Basic and diluted loss per common share attributable to UTi Worldwide Inc. common shareholders	$(0.07)	$0.05	$(0.16)	$0.03